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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CITGO Petroleum Corporation of our report dated March 2, 2004, except for matters discussed in Note 2, as to which the date is March 11, 2004, relating to the financial statements of LYONDELL-CITGO Refining LP, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 17, 2005